Exhibit 99.1

Multiband Signs Four-Year MDU Contract with DIRECTV

Multi-Year Contract Solidifies Leadership Position as Provider of Operator Support Services to DIRECTV

AUGUST 23, 2011 MINNEAPOLIS -- (Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDUs), today announced that it has entered into a new, four-year contract with DIRECTV to provide operator support services to system operators across the country.  Multiband is currently the largest support services provider for DIRECTV and this agreement solidifies its strategic relationship with DIRECTV.  As an MSO Multiband will deliver services to a large network of system operators who directly provide DIRECTV video services to apartments, condominiums and other MDU properties across the nation.

James L. Mandel, CEO of Multiband, commented, “We are gratified to extend our partnership with DIRECTV with this new contract as the MDU segment is a targeted area of growth for them and this aligns with our growth initiatives as well.  We believe that we are well positioned to support DIRECTV because we are currently the largest nationwide MDU master system operator and have invested significant time, effort, and capital in developing our MDU infrastructure.  We look forward to delivering effective operational processes to support DIRECTV system operators and continuing our mutually beneficial relationship with DIRECTV.”

About DIRECTV

DIRECTV (NASDAQ: DTV) is one of the world's leading providers of digital television entertainment services delivering a premium video experience through state-of-the-art technology, unmatched programming and industry leading customer service to more than 30 million customers in the U.S. and Latin America.  In the U.S., DIRECTV offers its 19.4 million customers access to more than 170 HD channels and Dolby-Digital® 5.1 theater-quality sound, access to exclusive sports programming such as NFL SUNDAY TICKET™, Emmy-award winning technology and higher customer satisfaction than the leading cable companies for ten years running. DIRECTV Latin America, through its subsidiaries and affiliated companies in Brazil, Mexico, Argentina, Venezuela, Colombia, and other Latin American countries, leads the pay-TV category in technology, programming and service, delivering an unrivaled digital television experience to more than 10.6 million customers.  DIRECTV sports and entertainment properties include three Regional Sports Networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent interest in Game Show Network.  For the most up-to-date information on DIRECTV, please visit www.directv.com.

About Multiband Corporation

Multiband Corporation (Nasdaq:MBND - News) is the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), handling around 20% of all DIRECTV's installations, maintenance and upgrades for residents of single-family homes.  Multiband is a full-service operator for a number of other providers within the footprint as well, offering solutions for watch, talk, surf and security, and is equipped with a retail store and an online store to strive to be a customer's "one source solution" for all electronic needs.  Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic arrangements.  Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

Safe Harbor Statement

Cautionary Notice:  In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events.  The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limted to, changes in economic and market conditions, management of rowth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year.  Forward-looking statements are made in the context of information available as of the date stated.  The company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Company Contact
Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact
Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com